                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Provident Companies, Inc. for the registration of 9,523,810 shares of its common stock and to the incorporation by reference therein of our reports dated February 8, 1996 with respect to the consolidated financial statements of Provident Companies, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP


Chattanooga, Tennessee
December 11, 1996